                                                                    EXHIBIT 10.2
April 25, 1996

U.S. Can Corporation
900 Commerce Drive
Oak Brook, IL 60521

Attention: Mr. Timothy W. Stonich
        Executive Vice President
        and Chief Financial Officer

Ladies and Gentlemen:

     The purpose of this letter is to confirm the engagement of Salomon Brothers Inc ("Salomon") by U.S. Can Corporation (the "Company") on an exclusive basis to render financial advisory and investment banking services to the Company in connection with the possible acquisition (by merger, tender offer or otherwise) by the Company (or a subsidiary of the Company) of Crown, Cork and Seal Company, Inc.'s selected European Aerosol Can Businesses (the "Subject Company") or the possible purchase by the Company (or a subsidiary of the Company) of all or a significant portion of the assets, or of the equity securities, of the Subject Company, in a transaction with Aggregate Consideration (as defined in Section 2 herein) greater than $20 million (an "Acquisition Transaction").

     Section 1. Services to be Rendered. Salomon will perform such of the following financial advisory and investment banking services as the Company may reasonably request:

          (a) Salomon will familiarize itself to the extent it deems appropriate and feasible with the business, operations, properties, financial condition and prospects of the Company and the Subject Company, it being understood that Salomon shall, in the course of such familiarization, rely entirely upon publicly available information and such other information as may be supplied by the Company or the Subject Company, without independent investigation;

          (b) Salomon will advise and assist the Company in considering the desirability of effecting an Acquisition Transaction, and, if the Company believes such a transaction to be desirable, in developing a general strategy for accomplishing an Acquisition Transaction, including advice with respect to the structuring of the terms, conditions and financing of any proposed Acquisition Transaction;

          (c) Salomon will advise and assist management of the Company in making presentations to the Board of Directors of the Company concerning a general acquisition strategy, the Subject Company and any proposed Acquisition Transaction;

          (d) Salomon will advise and assist the Company in the course of its negotiation of an Acquisition Transaction and, if requested by the Company, will participate directly in such negotiations;

          (e) If so requested by the Company, Salomon will render, in accordance with its customary practice, an opinion (the "Opinion") as to the fairness, from a financial point of view, to the Company of the consideration to be paid by the Company in an Acquisition Transaction, with the understanding that in rendering the Opinion Salomon will rely, without independent investigation, on information furnished to it by the Company (which information the Company hereby warrants shall be complete and accurate in all material respects, and not misleading in any material respect), the Subject Company or other relevant parties or publicly available and that the Opinion may be in such form as Salomon shall determine and Salomon may qualify the Opinion in such manner as Salomon believes appropriate. The Opinion shall not address the Company's underlying business decision to effect an Acquisition Transaction. Notwithstanding anything to the contrary elsewhere herein, the Company may reproduce the Opinion in full in any disclosure document or proxy statement relating to such Acquisition Transaction (the "Statement") that the Company must file under the Securities Exchange Act of 1934 and distribute to its shareholders. In such event, the Company may also include references to the Opinion and to

     Salomon and its relationship with the Company (in each case in such form as Salomon shall approve) in the Statement;

          (f) Salomon will advise and assist the Company in connection with any interest rate, currency rate or other hedge program(s) of the Company relating to an Acquisition Transaction, including, if the Company so requests, assisting in the structuring of such program(s), the identification of acceptable counterparties (which may include Salomon or one of its affiliates) in connection therewith and the management of any related auctions;

          (g) Salomon will render such other financial advisory and investment banking services as may from time to time be agreed upon by Salomon and the Company.

     Section 2. Fees. The Company shall pay to Salomon for its services hereunder the following cash fees:

          (a) $50,000, payable promptly following the Company being invited to perform due diligence with respect to the Subject Company; plus

          (b) $25,000, payable upon submission by the Company of a proposal regarding an Acquisition Transaction; plus

          (c) an additional fee equal to a percentage of the Aggregate Consideration, determined according to the table on Appendix A reduced by 5%, (less the amounts payable under the immediately preceding clauses (a) and (b)) such additional fee to be contingent upon the consummation of an Acquisition Transaction and payable at the closing thereof.

          For purposes hereof, the term Aggregate Consideration shall mean the total amount of cash and the fair market value (on the date of payment) of all other property paid or payable directly or indirectly by the Company in connection with an Acquisition Transaction or a transaction related thereto (including, without limitation, amounts paid by the Company, pursuant to covenants not to compete, employment contracts, employee benefit plans or other similar arrangements). Aggregate Consideration shall also include the value of any long-term liabilities of the Subject Company (including the principal amount of any indebtedness for borrowed money and any intercorporate debt) (x) repaid or retired in connection with or anticipation of an Acquisition Transaction or (y) existing on the Subject Company's balance sheet at the time of an Acquisition Transaction (if such Acquisition Transaction takes the form of a merger or a sale of stock) or assumed by the Company in connection with an Acquisition Transaction (if such Acquisition Transaction takes the form of a sale of assets). If an Acquisition Transaction takes the form of a sale of assets, the term Aggregate Consideration shall also include (i) the value of any current assets not sold, minus (ii) the value of any current liabilities not assumed by the Company.

     Section 3. Related Financial Transactions and Fees.

          (a) If, prior to an Acquisition Transaction or within one year following its consummation, the Company or any of its affiliates determines to sell (or cause the Subject Company or any of its affiliates to sell), in a public offering or a private placement, any debt securities (other than senior bank debt) and/or equity securities (such debt or equity securities being the "Securities") in connection with the financing of such Acquisition Transaction or refinancing of such Acquisition Transaction debt (including any issuance of Securities required to be made pursuant to a bridge loan agreement) or the refinancing of the Subject Company's existing debt, the Company, the Subject Company or its affiliate shall retain Salomon as lead underwriter (in the case of a public offering) or as lead placement agent (in the case of a private placement) of the Securities. Any such sale of Securities shall be pursuant to an underwriting agreement or placement agent agreement, as the case may be, containing customary representations, warranties, covenants, conditions and indemnities and providing for customary underwriting discounts or placement fees, the exact amounts to be mutually agreed upon.

          (b) If, prior to an Acquisition Transaction or within one year following its consummation, the Company determines to sell (or cause the Subject Company to sell) any subsidiary or division or other significant portion of the assets of the Subject Company, the Company shall afford Salomon a reasonable opportunity to compete with other parties on an equal basis to act as its exclusive financial advisor in connection with such proposed sale. Any such engagement shall be pursuant to an engagement letter containing customary provisions and terms and providing for customary fees, the exact amounts to be mutually agreed upon.

          (c) In connection with the hedge programs described in Section 1 hereof, the Company agrees to afford Salomon a reasonable opportunity to compete with other parties on an equal basis in offering to the Company any interest rate, currency or other hedge products and not to enter into any exclusive or preferential agreements with such other parties with respect to such hedge products unless and until Salomon has been afforded such an opportunity. Any hedge products to be provided by Salomon to the Company shall be pursuant to separate written agreement(s) containing customary provisions and providing for customary fees, the exact amounts to be mutually agreed upon.

     Section 4. Expenses. In addition to any fees that may be payable to Salomon hereunder and regardless of whether any Acquisition Transaction is proposed or consummated, the Company hereby agrees, from time to time upon request, to reimburse Salomon for all reasonable fees and disbursements of Salomon's counsel (which counsel's fees shall not exceed $25,000 without the prior approval of the Company) and all of Salomon's reasonable travel and other out-of-pocket expenses incurred in connection with any actual or proposed Acquisition Transaction or otherwise arising out of Salomon's engagement hereunder.

     Section 5. Indemnity. Salomon and the Company have entered into a separate letter agreement, dated the date hereof, providing for the indemnification of Salomon by the Company in connection with Salomon's engagement hereunder.

     Section 6. Termination of Engagement. Salomon's engagement hereunder may be terminated by either the Company or Salomon at any time, with or without cause, upon written advice to that effect to the other party; provided, however, that Salomon will be entitled to its full fee under Section 2 hereof and to render the services provided for in Sections 4(a), 4(b) and 4(c) hereof in the event that at any time prior to the expiration of one year after such termination an Acquisition Transaction is consummated; and provided, further, that the provisions of this Section 6 and of Sections 4 and 7 hereof shall survive such termination.

     Section 7. Miscellaneous.

          (a) THIS LETTER AGREEMENT AND THE RELATED INDEMNIFICATION AGREEMENT REFERRED TO ABOVE SHALL BE DEEMED MADE IN NEW YORK. SUCH AGREEMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE'S RULES CONCERNING CONFLICTS OF LAWS. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS ENGAGEMENT, OR ANY TRANSACTION OR CONDUCT IN CONNECTION HEREWITH, IS WAIVED.

          (b) The Company expressly acknowledges that all opinions and advice (written or oral) given by Salomon to the Company in connection with Salomon's engagement are intended solely for the benefit and use of the Company (including its management, directors and attorneys) in considering the transaction to which they relate and the Company agrees that no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public references to Salomon be made by the Company (or such persons), without the prior written consent of Salomon, which consent shall not be unreasonably withheld.

          (c) The Company expressly acknowledges that Salomon has been retained solely as an advisor to the Company, and not as an advisor to or agent of any other person, and that the Company's engagement of Salomon is not intended to confer rights upon any persons not a party hereto (including shareholders, employees or creditors of the Company) as against Salomon, Salomon's affiliates or their respective directors, officers, agents and employees.

                                 *     *     *

     Please confirm that the foregoing is in accordance with your understandings and agreements with Salomon Brothers Inc by signing and returning to Salomon Brothers Inc the duplicate of this letter enclosed herewith.

                                          Very truly yours,

                                          SALOMON BROTHERS INC

                                          By       /s/ CHARLES BOBRINSKOY

                                          --------------------------------------
                                                     Managing Director

ACCEPTED AND AGREED AS OF
THE DATE FIRST ABOVE WRITTEN:

U.S. CAN CORPORATION

By       /s/ TIMOTHY W. STONICH
- --------------------------------------
    Title: Executive Vice President,
       Chief Financial Officer and
              Secretary

April 25, 1996

Salomon Brothers Inc
8700 Sears Tower
Chicago, IL 60606

     In connection with your engagement to advise and assist us with the matters detailed in our engagement letter describing investment banking services to be provided by Salomon Brothers Inc, we indemnify and hold harmless you and your affiliates, the respective directors, officers, agents and employees of you and your affiliates and each other person, if any, controlling you or any of your affiliates, to the full extent lawful, from and against any losses, claims, damages or liabilities (or actions, including shareholder actions, in respect thereof) related to or arising out of such engagement or your role in connection therewith, and will reimburse you and any other party entitled to be indemnified hereunder for all expenses (including reasonable counsel fees) as they are incurred by you or any such other indemnified party in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which you are a party. We will not, however, be responsible for any claims, liabilities, losses, damages or expenses which are finally judicially determined to have resulted primarily from your bad faith of from your negligence. We also agree that neither you, nor any of your affiliates, nor any officer, director, employee or agent of you or any of your affiliates, nor any person controlling you or any of your affiliates, shall have any liability to us for or in connection with such engagement except for any such liability for losses, claims, damages, liabilities or expenses incurred by us that result primarily from your bad faith or negligence. The foregoing agreement shall be in addition to any rights that you or any indemnified party may have at common law or otherwise, including, but not limited to, any right to contribution. We hereby consent to personal jurisdiction and service and venue in any court in which any claim which is subject to this agreement is brought against you or any other indemnified party.

     It is understood that, in connection with your engagement, you may also be engaged to act for us in one or more additional capacities, and that the terms of this engagement or any such additional engagement may be embodied in one or more separate written agreements. This indemnification shall apply to said engagement, any such additional engagement and any modification of said engagement or such additional engagement, and shall remain in full force and effect following the completion or termination of your engagement(s).

                                          Very truly yours,

                                          United States Can Company

                                          By:       /s/ TIMOTHY W. STONICH

                                            ------------------------------------

                                          Agreed:

                                          SALOMON BROTHERS INC.

                                          By:       /s/ CHARLES BOBRINSKOY

                                            ------------------------------------